Exhibit 10.10

Mirum Pharmaceuticals, Inc.

2021 Employee Stock Purchase Plan

Terms and Conditions ‑ Non-US Participants

By enrolling in the 2019 Employee Stock Purchase Plan (the “Plan”) through an online enrollment procedure or such other enrollment procedure as may be established by the Company or by a third party designated by the Company, the Participant agrees to the terms and conditions of the Plan, and these Terms and Conditions, including any special terms and conditions for the Participant’s country set forth in the appendix to these Terms and Conditions (the “Appendix”). Certain capitalized terms used but not defined in these Terms and Conditions have the meanings set forth in the Plan.

Part A

Terms and Conditions for All

Participants Outside the United States

This Part A includes special terms and conditions that govern your participation in the Plan if you reside and/or work outside the United States, and is subject to Part B.

1. RESPONSIBILITY FOR TAXES. You acknowledge that, regardless of any action taken by the Company or your employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or your employer. You further acknowledge that the Company and/or your employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including, without limitation, the grant of the Purchase Rights, the purchase and issuance of shares of Common Stock, the subsequent sale of shares of Common Stock or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Purchase Rights or any aspect of the Plan to reduce or eliminate your liability for Tax-Related Items or to achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or your employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or your employer to satisfy any withholding obligations with regard to Tax-Related Items by one or a combination of the following: (i) withholding from your wages or compensation payable to you by the Company and/or your employer; (ii) withholding from the proceeds from the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iii) withholding in shares to be issued to you at purchase.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in shares. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, you will be deemed to have been issued the full number of shares subject to the exercised Purchase Rights, notwithstanding that some shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold or account for as a result of your participation in the Plan and that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items.

2. NATURE OF THE PLAN. By enrolling and participating in the Plan, you acknowledge, understand and agree that:

(a)
the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, modified, suspended or terminated by the Company at any time, to the extent permitted in the Plan;

252220153 v1

(b)
the grant of the Purchase Rights is voluntary and occasional and does not create any contractual or other right to receive future grants of purchase rights, or benefits in lieu of purchase rights, even if purchase rights have been granted in the past;
(c)
all decisions with respect to future grants of purchase rights or other grants, if any, will be at the sole discretion of the Company;
(d)
the grant of the Purchase Rights and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Related Corporation, and shall not interfere with the ability of the Company or any Related Corporation, including your employer, to terminate your employment at any time. Notwithstanding the foregoing, references to “at will” employment in the Plan shall be disregarded;
(e)
you are voluntarily participating in the Plan;
(f)
the Plan and the shares of Common Stock purchased under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)
the Plan and the shares of Common Stock purchased under the Plan, and the income and value of same, are not part of normal or expected compensation for any purposes including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, holiday pay or retirement or welfare benefits or similar payments;
(h)
the future value of the shares of Common Stock subject to the Purchase Rights is unknown, indeterminable, and cannot be predicted with certainty;
(i)
the value of the shares of Common Stock purchased under the Plan may increase or decrease in the future, even below the purchase price of the shares;
(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Rights under the Plan resulting from termination of your employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and in consideration of the grant of the Purchase Rights and the issuance of shares of Common Stock at purchase under the Plan to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Related Corporation, including your employer, waive your ability, if any, to bring any such claim, and release the Company and any Related Corporation, including your employer, from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)
for purposes of your participation in the Plan, your employment will be considered terminated as of the date you are no longer actively employed by the Company or a Related Corporation (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your right to participate in the Plan and your Purchase Rights, if any, will terminate effective as of your last day of active employment and will not be extended by any notice period (e.g., active employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Board shall have exclusive discretion to determine when you are no longer actively employed for purposes of your participation in the Plan (including whether you are actively employed while on a leave of absence);
(l)
unless otherwise provided in the Plan or by the Company in its discretion, the Purchase Rights do not create any entitlement to have the Plan or any Purchase Rights, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock;
(m)
neither the Company nor any Related Corporation, including your employer, shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to your participation in the Plan; and

252220153 v1

(n)
Purchase Rights personal to you are exercisable during your lifetime only by you. Purchase Rights are only transferable on your death to your personal representative.

3. NO ADVICE REGARDING GRANT. Neither the Company nor any Related Corporation is providing any tax, legal or financial advice, nor is the Company or any Related Corporation making any recommendations regarding your participation in the Plan, or your purchase or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

4. ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

5. INSIDER-TRADING/MARKET-ABUSE LAWS. You understand that, depending on your country, you may be subject to insider-trading restrictions and/or market-abuse laws, which may affect your ability to purchase or sell shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. You are responsible for complying with any applicable restrictions, so you are advised to speak to your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

6. DATA PRIVACY.

(a)
You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Related Corporations and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the exercise of your option. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
(b)
For the purposes of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.

7. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand these Terms and Conditions and those of the Plan. If you have received these Terms and Conditions, or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

8. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the

252220153 v1

value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

9. CHOICE OF LAW. The interpretation, performance and enforcement of these Terms and Conditions shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

252220153 v1

Part B

Additional Terms and Conditions for

Participants Resident in the Jurisdictions listed Below

This Part B includes special terms and conditions and notification obligations that govern your participation in the Plan if you reside and/or work in one of the jurisdictions listed below.

Denmark

Stock Option Act. You acknowledge receipt of the employer statement in Danish (a copy of which is appended hereto at Part C) which sets forth additional terms of the Purchase Rights to the extent the Danish Stock Options Act applies.

Foreign Asset / Account Reporting. If you establish an account holding cash or shares of Common Stock outside Denmark, you must report the account to the Danish Tax Administration.

France

Eligibility. The following amends Section 5(a) of the Plan:

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years.

Language Acknowledgement. You confirm having read and understood the documents relating to the Plan, the Offering Document and the Terms and Conditions, including all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. Le Participant confirme avoir lu et compris le Plan et cette convention («Offering Document») et les Terms et Conditions, incluant tous leurs terms et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information. If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.

Exchange Control Information. Cross-border payments towards or from another EU member in excess of EUR €10,000 must be reported to the French Custom Authorities. However, this reporting obligation does not apply to wire transfers made via banks or financial institutions. So, given that the Plan is established by a US company and that, in any case, all money transfers will be made through banks or financial institutions, this reporting obligation should not apply here.

Germany

Exchange Control Information. Cross-border payments in excess of EUR €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de), in both German and English. You are responsible for filing this report.

Tax Reporting. You must report and pay any capital gains tax liability that arises in connection with the sale of shares of Common Stock acquired under the Plan. In general the statutory deadline of filing annual income tax returns for taxpayers is July 31 of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.

Italy

252220153 v1

Plan Acknowledgement. You acknowledge that you have read and specifically and expressly approve the following sections of the Terms and Conditions: Responsibility for Taxes; Nature of the Plan; No Advice Regarding Grant; Data Privacy; Language; Choice of Law; and the Italy country-specific terms and conditions of this Appendix.

Foreign Asset/Account Reporting Information. If you are an Italian resident and at any time during the fiscal year hold investments or financial assets outside of Italy (e.g., cash or shares of Common Stock) which may generate income taxable in Italy (or, under Italian money laundering provisions if you are the beneficial owner of such an investment or asset, even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule) or on a special form if you are not required to file a tax return.

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.

Netherlands

Securities Law Information. The grants under the ESPP are exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation (2017/1129) that has direct effect in the Netherlands. The grants fall outside the supervision of the Authority for the Financial Markets (“AFM”) and no prospectus is required for this activity.

Spain

Nature of Participation. The following provision supplements Section 2 of the Terms and Conditions:

In accepting the Purchase Rights, you consent to participate in the Plan and acknowledge that the Plan was made available to you and that you read a copy of the Plan and you consent to the Terms and Conditions and acknowledge having received and read a copy of the Terms and Conditions.

You understand and agree that, as a condition of participating in the Plan, if you are no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) are otherwise no longer eligible to participate (including for the reasons listed below) your participation will automatically result in the forfeiture of the Purchase Rights as of such date.

In particular, you understand and agree that the Purchase Rights, will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event you are no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) are otherwise no longer eligible to participate prior to purchase by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, adjudged or recognized to be with or without good cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to offer Purchase Rights under the Plan to Eligible Employees. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis. Consequently, you understand that the Purchase Rights are granted on the assumption and condition that the Purchase Rights, and the shares of Common Stock underlying the Purchase Right, shall not become a part of any employment or service contract with the Purchase Right, and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the Purchase Rights would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Purchase Rights granted to you shall be null and void.

Exchange Control Information. The acquisition, ownership and sale of shares of Common Stock under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for shares owned as of December 31 of the prior year and/or shares acquired or disposed of during the prior year; however, if the value of shares acquired or disposed of or the amount of the sale proceeds exceeds EUR €1,502,530 (or if you hold 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

252220153 v1

In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares of Common Stock made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Information. To the extent that you hold rights or assets (i.e., cash or shares of Common Stock held in a bank or brokerage account) outside Spain with a value in excess of EUR €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than EUR €20,000. You should consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations.

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Offering of the Purchase Rights. Neither the Plan nor any related Plan document has been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Switzerland

Sole Contact and Contractual Partner Information. You acknowledge that the Offering, the Offering Document and the Plan and your participation in the Plan does not create any claims against the Affiliate employing you, either directly or indirectly. Your sole contract and sole contractual partner regarding Offering, the Offering Document and the Plan is the Company and the granted Purchase Rights and shares of Common Stock do not form part of your contractual compensation.

Contributions. You herewith explicitly authorize the Affiliate employing you to deduct the agreed Contributions from any compensation owed to you by such Affiliate. You further acknowledge that such funds are not held separately from any other funds of the Company and/or such Affiliate.

Securities Law Information. The Offering of Purchase Rights and the purchase of shares of Common Stock is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Purchase Rights: (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

Grant. The grant of the Purchase Rights and shares of Common Stock is made on a voluntary gratuity (Gratifikation; gratification) within the meaning of Article 322d Swiss Code of Obligations (CO) as determined at the Company's sole discretion which you have no entitlement to and which does not constitute an entitlement for a grant of further Purchase Rights, shares of Common Stock other equities in the future.

Purchase Date. You acknowledge and confirm that the Purchase Rights are fully discretionary and that before any

Purchase Date no accrued Contributions will be used to purchase shares of Common Stock. If you cease to be employed by the Affiliate employing you on the Purchase Date, no purchase of shares of Common Stock will occur.

Social Security and Tax: You herewith directly authorize the Affiliate employing you to make all (if any) applicable social security, insurance and tax deductions resulting from the grant of Purchase Rights, the purchase of shares of Common Stock and/or the sale of shares of Common Stock from any compensation owed to you by your employer, subject to any statutory limitations. If your compensation shall not be sufficient to cover such social security, insurance and tax liabilities, you will indemnify the Affiliate employing you upon first demand.

Language Acknowledgement. You confirm that you have read and understood the Offering, the Offering Document and the Plan and the documents relating to the Plan, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.

Sie bestätigen, dass Sie das Angebot, die Angebotsunterlagen, den Plan sowie die dazugehörigen Dokumente, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden haben. Sie bestätigen, dass Ihre Sprachkenntnisse genügend sind, um diese Bedingungen und Voraussetzungen zu verstehen.

252220153 v1

Vous confirmez avoir lu et compris l'offre, le document d'offre et le plan ainsi que les documents relatifs au plan, avec toutes les conditions qui y sont incluses, qui ont été fournies en langue anglaise uniquement. Vous confirmez que vous avez des capacités linguistiques suffisantes pour comprendre l'intégralité de ces termes et conditions.

No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Offering, the Offering Document or the Plan against the Affiliate employing you. You expressly acknowledge and agree that you only have any right and claim against the Company as set out under the Plan and the Offering Document.

Governing Law and Jurisdiction. You expressly acknowledge and agree to the Governing Law and Jurisdiction clause in the Plan and the Offering Document and accept that Swiss law does not apply and that Swiss courts do not have any jurisdiction in regard to any claims under the Plan or the Offering Document.

United Kingdom

Responsibility for Taxes. The following supplements Section 1 of the Terms and Conditions:

As a condition of your participation in the Plan, you unconditionally and irrevocably agree:

(a)
to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with the acquisition by you of shares of Common Stock under the Plan (the “UK Tax Liability”); or
(b)
to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you under the Plan as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and
(c)
if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and
(d)
if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and
(e)
to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any your employer or any other relevant affiliate of the Company.

252220153 v1

Part C

Danish Employer Statement

ARBEJDSGIVERERKLÆRING/EMPLOYER STATEMENT

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til at modtage følgende oplysninger om Mirum Pharmaceuticals, Inc.'s ("Selskabet") 2021 Employee Stock Purchase Plan ("Aktiekøbsprogrammet") i en særskilt skriftlig erklæring. Tildelingen af Aktiekøbsrettigheder sker som følge af din ansættelse i [employer name].

Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the "Stock Option Act"), you are entitled to receive the following information regarding Mirum Pharmaceuticals, Inc.'s (the "Company") 2019 Employee Stock Purchase Plan (the "Plan") in a separate written statement. The Purchase Right is given due to your employment at [employer name].

Denne erklæring indeholder kun de oplysninger som er krævet i henhold til Aktieoptionsloven. Øvrige betingelser for dine Aktiekøbsrettigheder er detaljeret beskrevet i Aktiekøbsprogrammet. Hvis der er uoverensstemmelser mellem indholdet af denne erklæring og Aktiekøbsprogrammet, finder Aktiekøbsprogrammet anvendelse.

This statement contains the information mentioned in the Stock Option Act only, while the other conditions of the Purchase Right are described in detail in the Plan. In the event that there is any discrepancy between the substance put forward in this statement and the Plan, the Plan shall apply.

1.	TIDSPUNKTET FOR TILDELING AF RETTEN TIL AT KØBE AKTIER	TIME OF GRANT OF THE RIGHT TO PURCHASE SHARES
	Tidspunktet for Tildelingsdatoen og Købsdatoen fastsættes af Bestyrelsen i Tildelingsdokumentet.	The Offering Date and the Purchase Date shall be selected of the Board in the Offering Document.
2.	KRITERIER ELLER BETINGELSER FOR TILDELING AF RETTEN TIL SENERE AT KØBE AKTIER	TERMS OR CONDITIONS FOR GRANT OF A RIGHT TO FUTURE PURCHASE OF STOCK
	Aktiekøbsprogrammet tilbydes efter Selskabets bestyrelses frie skøn.	The Plan is offered at the discretion of the Company's Board of Directors.
3.	KØBSTIDSPUNKTET	PURCHASE DATE
Hvis du har ret til at købe aktier i Selskabet på en Købsdato vil aktier automatisk blive købt til dig ved anvendelse af dine opsparede lønfradrag.

If you have a right to purchase shares of stock in the Company on the Purchase Date, shares of Common Stock will automatically be purchased for you with the amount of your accumulated payroll deductions.

	Hvis der købes aktier for dig ved udgangen af en købsperiode, vil antallet af aktier afhænge af købsprisen og det beløb, du har opsparet ved dine lønfradrag.	The number of shares purchased will depend on the Purchase Price and the amount of your accumulated payroll deductions.

252220153 v1

	Du vil umiddelbart blive ejer af de aktier, du har købt for dine opsparede lønfradrag, og du kan sælge de aktier, du har købt i henhold til Aktieprogrammet når som helst.	You will be the immediate owner of the common stock purchased with your accumulated payroll deductions and you may sell your shares of common stock purchased under the Plan at any time.
4.	KØBSPRIS	PURCHASE PRICE

Købsprisen pr. aktie udstedt i henhold til udnyttelsen af en option vil ikke være mindre end det mindste af:

i.
et beløb svarende til 85% af Markedsværdien af aktierne på Tildelingstidspunktet; eller
ii.
et beløb svarende til 85% af Markedsprisen af aktierne på Købstidspunktet.

The purchase price of stock issued pursuant to the exercise of an option will be not less than the lesser of:

i.
an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
ii.
an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

5.	DIN RETSSTILLING I FORBINDELSE MED FRATRÆDEN	YOUR RIGHTS UPON TERMINATION OF EMPLOYMENT
Ved din fratræden vil dine Aktiekøbsrettigheder blive behandlet som beskrevet i Aktiekøbsprogrammet. Aktiekøbsrettigheder vil bortfalde med omgående virkning i forbindelse med fratræden.

The terms which regulate the treatment of your Purchase Right upon termination of employment are set out in the Plan. Upon your termination of employment for any reason, any Purchase Right shall terminate and be forfeited immediately.

6.	DE ØKONOMISKE ASPEKTER AF DELTAGELSE I AKTIEKØBSPROGRAMMET	FINANCIAL ASPECTS OF PARTICIPATING IN THE PLAN

Udover de lønfradrag der vil blive foretaget, når du deltager i Aktiekøbsprogrammet, har Aktiekøbsprogrammet ingen umiddelbare økonomiske konsekvenser for dig. Værdien af køberettighederne og værdien af de aktier, der købes til dig i henhold til Aktiekøbsprogrammet indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser.

Aside from the payroll deductions which will start after you enrol in the Plan, the Plan offering has no immediate financial consequences for you. The value of the purchase rights and the value of the shares purchased for you under the Plan are not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Aktier er et finansielt instrument, og investering i aktier vil altid være forbundet med en risiko. Muligheden for gevinst på det tidspunkt, hvor du sælger dine aktier, vil ikke kun være afhængig af Selskabets økonomiske udvikling, men bl.a. også af den generelle udvikling på aktiemarkedet. Efter du har købt aktier, kan værdien af aktierne endvidere falde, endda til en værdi, der er lavere end din købspris.

Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time you sell your shares will not only be dependent on the Company’s financial development, but inter alia also on the general development on the stock market. In addition, after you purchase shares, the shares could decrease in value even below the purchase price.

Sted/Place:

Dato/Date:

På vegne af Selskabet/On behalf of the Company

252220153 v1